Exhibit 99.1

Contacts:	Gary J. Yusko
Chief Financial Officer
Alloy, Inc.
212/329-8431

For immediate release:

ALLOY REPORTS FIRST QUARTER FISCAL 2006 RESULTS

•	Revenue Up 4% To $44.8 Million

•	Adjusted EBITDA Up 13% To $1.5 Million

•	Free Cash Flow Up 58% to $0.4 Million

New York, NY – June 6, 2006 - Alloy, Inc. (Nasdaq: ALOY), a media and marketing services company primarily targeting the 10 to 24 year old demographic group, today reported solid increases from continuing operations in revenue, adjusted EBITDA and free cash flow from continuing operations for its first fiscal quarter ended April 30, 2006. Alloy completed its spinoff of dELiA*s, Inc. (“dELiA*s”) on December 19, 2005. The financial results of dELiA*s are presented as discontinued operations.

Effective February 1, 2006, the Company adopted SFAS 123R, “Share-Based Payment” using the modified–prospective application method. Accordingly, prior period results have not been restated.

Revenue in the first quarter of fiscal 2006 increased 4% to $44.8 million from $43.2 million in the first quarter of fiscal 2005, driven by a 44% increase in our Media segment, partially offset by a 12% decrease in our Promotion segment and a nominal decrease in our Placement segment.

151 W 26th Street    •    New York, New York 10001    •    212.244.4307    •    212.329.8444 [fax]    •    www.alloymarketing.com

Adjusted EBITDA for the first quarter of fiscal 2006, defined as operating loss plus depreciation and amortization, special charges and non-cash stock-based compensation was $1.5 million compared with $1.3 million for the same period of fiscal 2005, an increase of $0.2 million, or 13%. Stock-based compensation includes the expense attributable to both stock option and restricted share grants.

Free cash flow, defined as net income (loss) plus depreciation and amortization, special charges, stock-based compensation, and amortization of deferred financing costs less capital expenditures, in the first quarter of fiscal 2006 was approximately $0.4 million, or $0.03 per share, compared with $0.2 million, or $0.02 per share, in the first quarter of fiscal 2005, an improvement of $0.2 million, or 58%.

Commenting on the first quarter financial results, Matt Diamond, Chairman and Chief Executive Officer stated, “We are pleased with our first quarter operating results. We achieved meaningful revenue growth in our high margin Media business segment, double-digit adjusted EBITDA improvement and improved free cash flow.” Mr. Diamond added, “Looking forward, we are encouraged by the early activity we are seeing for the second half of the year, and on an annual basis, expect to exceed the adjusted EBITDA reported for our last fiscal year. We expect our second quarter to be better than this quarter, but below the second quarter of last year, due to a unfavorable project mix compared with the prior year’s quarter and an additional investment in people and systems. In addition, we continue to investigate options to cause a conversion of our convertible debentures, which will eliminate our net debt position.”

Operating loss decreased approximately $0.2 million, or 36%, to $0.4 million in the first quarter of fiscal 2006 from $0.7 million in the first quarter of fiscal 2005. Excluding stock option expense of $0.4 million, operating loss decreased approximately $0.7 million.

Loss from continuing operations decreased $0.5 million, or 31%, to $1.2 million, or $0.10 per share, in the first quarter of fiscal 2006 from $1.7 million, or $0.16 per share, in the first quarter of fiscal 2005. On a per share basis, loss from continuing operations decreased 37%. Excluding stock option expense, loss from continuing operations decreased approximately $1.0 million, or 57%, to $0.7 million.

151 W 26th Street    •    New York, New York 10001    •    212.244.4307    •    212.329.8444 [fax]    •    www.alloymarketing.com

Net loss attributable to common stockholders decreased $15.1 million, or 93%, to $1.2 million, or $0.10 per share, in the first quarter of fiscal 2006 from $16.3 million, or $1.52 per share, in the comparable period of fiscal 2005. In June 2005, all of our outstanding shares of Series B Redeemable Convertible Preferred Stock were converted into shares of common stock. Accordingly, there were no non-cash dividends on the Series B Preferred Stock in the quarter. Excluding stock option expense, net loss attributable to common stockholders decreased 96% to $0.7 million, or $0.06 per share.

Consolidated and Segment Results

The tables below present the Company’s revenue, adjusted EBITDA and operating loss for the three-month periods ended April 30, 2006 and 2005:

(In thousands)

	Three Months Ended April 30,		Change
	2006	2005	$	%
Revenue
Promotion	$17,251	$19,542	$(2,291)	-12%
Media	13,092	9,091	4,001	44%
Placement	14,492	14,591	(99)	-1%

Total Revenue	$44,835	$43,224	$1,611	4%

Adjusted EBITDA
Promotion	$(51)	$1,016	$(1,067)	-105%
Media	2,187	1,121	1,066	95%
Placement	1,699	1,400	299	21%
Corporate	(2,332)	(2,212)	(120)	-5%

Total Adjusted EBITDA	$1,503	$1,325	$178	13%

Operating Income (Loss)*
Promotion	$(407)	$539	$(946)	NM
Media	1,333	316	1,017	322%
Placement	1,664	1,168	496	42%
Corporate	(3,022)	(2,699)	(323)	-12%

Total Operating Loss	$(432)	$(676)	$244	36%

NM – Not meaningful

*	From continuing operations

151 W 26th Street    •    New York, New York 10001    •    212.244.4307    •    212.329.8444 [fax]    •    www.alloymarketing.com

Promotion revenue decreased 12% to $17.3 million from $19.5 million in the prior year quarter primarily due to a reduction in mall marketing revenue and sponsorship sales for our spring break promotion. Adjusted EBITDA decreased 105% primarily due to a loss of a mall marketing sponsorship program and lower sales in our spring break promotion. Operating loss increased $0.9 million as a result of stock option expense and lower adjusted EBITDA, partially offset by lower depreciation and amortization. Excluding the effect of stock option expense in 2006, operating income decreased $0.8 million to an operating loss of $0.3 million from operating income of $0.5 million.

Media revenue increased 44% to $13.1 million from $9.1 million in last year’s first quarter primarily as a result of strong sales performance in our out-of-home and interactive businesses as well as increased royalties in our entertainment business. Adjusted EBITDA increased 95% driven by higher revenue. Operating income rose 322% to $1.3 million from $0.3 million. Excluding 2006 stock option expense, operating income increased $1.2 million to $1.5 million from $0.3 million.

Placement revenue decreased 1% to $14.5 million from $14.6 million in the first quarter of fiscal 2005. Adjusted EBITDA increased 21% as a result of a reduction in operating costs in our newspaper business. Operating income increased 42% due to the adjusted EBITDA improvement and lower depreciation and amortization. Excluding the effect of stock option expense from 2006, operating income increased $0.5 million to $1.7 million from $1.2 million.

Corporate adjusted EBITDA decreased 5% to $(2.3) million from $(2.2) million in last year’s first quarter due to higher regulatory compliance costs. Operating loss increased 12% principally as a result of the lower adjusted EBITDA, stock option expense and higher restricted stock expense. Excluding the effect of 2006 stock option expense, operating loss increased $0.2 million to $(2.9) million from $(2.7) million.

151 W 26th Street    •    New York, New York 10001    •    212.244.4307    •    212.329.8444 [fax]    •    www.alloymarketing.com

About Alloy

Alloy, Inc., under the banner of Alloy Media + Marketing (AM+M), is a widely recognized pioneer in nontraditional marketing. Working with AM+M, marketers reach consumers through a host of programs incorporating Alloy’s diverse array of media and marketing assets and expertise in direct mail, college and high school media, interactive, display media, college guides, promotional and social network marketing. For further information regarding Alloy, please visit our corporate website at (www.alloymarketing.com)

151 W 26th Street    •    New York, New York 10001    •    212.244.4307    •    212.329.8444 [fax]    •    www.alloymarketing.com

Forward-Looking Statements

This announcement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “project” and “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. Factors that might cause or contribute to such differences include, among others, our ability to: increase revenues; generate high margin sponsorship and multiple revenue streams; increase visitors to our Web sites (www.alloy.com, www.delias.com, and www.ccs.com) and build customer loyalty; develop our sales and marketing teams and capitalize on these efforts; develop commercial relationships with advertisers and the continued resilience in advertising spending to reach the teen market; manage the risks and challenges associated with integrating newly acquired businesses; and identify and take advantage of strategic, synergistic acquisitions and other revenue opportunities. Other relevant factors include, without limitation: our competition; seasonal sales fluctuations; the uncertain economic and political climate in the United States and throughout the rest of the world, and the potential that such climate may deteriorate further; and general economic conditions. For a discussion of certain of the foregoing factors and other risk factors see the “Risk Factors That May Affect Future Results” section included in our annual report on Form 10-K for the year ended January 31, 2006, and in subsequent filings that we make with the Securities and Exchange Commission. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

151 W 26th Street    •    New York, New York 10001    •    212.244.4307    •    212.329.8444 [fax]    •    www.alloymarketing.com

ALLOY, INC.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; In millions)

A. Adjusted EBITDA

The following tables set forth the Company’s adjusted EBITDA for the three-month period ended April 30, 2006 and 2005. The Company defines adjusted EBITDA as net income (loss) adjusted to exclude the following line items and amounts presented in its Statement of Operations: income (loss) from discontinued operations, income taxes, other items, interest income, interest expense, special charges, depreciation and amortization and stock-based compensation expense.

The Company uses adjusted EBITDA, among other things, to evaluate the Company’s operating performance and to value prospective acquisitions. The measure is also one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measure used by management for planning and forecasting future periods. The Company believes that this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in the industry.

Since adjusted EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance. Adjusted EBITDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As adjusted EBITDA excludes certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the Securities and Exchange Commission (“SEC”), the Company provides below a reconciliation of adjusted EBITDA to net income and adjusted EBITDA by segment to operating income (loss).

151 W 26th Street    •    New York, New York 10001    •    212.244.4307    •    212.329.8444 [fax]    •    www.alloymarketing.com

	Three Months Ended April 30,
	2006	2005
Net Loss	$(1.2)	$(15.9)
Plus:
Loss from Discontinued Operations	—	14.2
Income Taxes	0.1	0.0
Interest Income	(0.3)	(0.1)
Interest Expense	1.0	1.0
Special Charges	0.2	0.2
Depreciation and Amortization	1.0	1.8
Stock-based Compensation	0.7	0.1

Adjusted EBITDA	$1.5	$1.3

Three Months Ended April 30, 2006

	Adjusted EBITDA	Depreciation and Amortization	Stock-based Compensation	Special Charges	Operating Income (loss)
Promotion	$0.0	$(0.2)	$(0.1)	—	$(0.3)
Media	2.2	(0.6)	(0.3)	—	1.3
Placement	1.7	—	—	—	1.7
Corporate	(2.4)	(0.2)	(0.3)	$(0.2)	(3.1)

Total	$1.5	$(1.0)	$(0.7)	$(0.2)	$(0.4)

Three Months Ended April 30, 2005

	Adjusted EBITDA	Depreciation and Amortization	Stock-based Compensation	Special Charges	Operating Income (loss)
Promotion	$1.0	$(0.5)	—	—	$0.5
Media	1.1	(0.8)	—	—	0.3
Placement	1.4	(0.2)	—	—	1.2
Corporate	(2.2)	(0.3)	$(0.1)	$(0.2)	(2.7)

Total	$1.3	$(1.8)	$(0.1)	$(0.2)	$(0.7)

B. Free Cash Flow

Free cash flow is defined by the Company as net income (loss) plus depreciation and amortization, special charges, stock-based compensation, and amortization of deferred financing costs less capital expenditures. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the Company’s cash available to service debt and the Company’s ability to make strategic acquisitions and investments, maintain its capital assets, repurchase its common stock and fund ongoing operations. As a result, free

151 W 26th Street    •    New York, New York 10001    •    212.244.4307    •    212.329.8444 [fax]    •    www.alloymarketing.com

cash flow is a significant measure of the Company’s ability to generate long-term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. Free cash flow per weighted average shares outstanding is defined by the Company as free cash flow divided by the weighted average shares outstanding used in the computation of net income (loss) per share.

As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or a substitute for, net income as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of operating cash flow to remove the impact of cash flow timing differences to arrive at a measure which the Company believes more accurately reflects funds available for discretionary use. Specifically, the Company adjusts operating cash flow (the most directly comparable GAAP financial measure) for capital expenditures, deferred taxes, non-recurring expenditures and certain other non-cash items in addition to removing the impact of sources and or uses of cash resulting from changes in operating assets and liabilities. Accordingly, users of this financial information should consider the types of events and transactions, which are not reflected. The Company provides below a reconciliation of free cash flow to the most directly comparable amount reported under GAAP, net cash flow provided by operating activities.

(In millions, except per share amounts)	Three Months Ended April 30,
	2006	2005
Net cash provided by (used in) operating activities	$(8.1)	$(8.8)
Plus (Minus)
Net cash provided by operating activities attributable to discontinued operations	—	4.7
Changes in operating assets and liabilities	8.8	4.3
Spinoff costs included in Special Charges	0.2	0.2
Capital expenditures	(0.5)	(0.2)

Free Cash Flow	$0.4	$0.2

Weighted Average Shares Outstanding	11.6	10.7

Free Cash Flow per Share	$0.03	$0.02

151 W 26th Street    •    New York, New York 10001    •    212.244.4307    •    212.329.8444 [fax]    •    www.alloymarketing.com

C. Excluding Stock Option Expense in 2006

The Company believes that adjusting its current period financial results for stock option expense due to the adoption of SFAS 123R on a prospective basis provides investors with a clearer perspective on the current underlying financial performance of the Company. The following tables reconcile financial measures excluding stock option expense to reported financial measures included in this release.

	Three Months Ended April 30, 2006
	Reported	Stock Option Expense	Excluding Stock Option Expense
Revenue	$44.8	—	$44.8

Expenses
Operating	39.7	(0.3)	39.4
General and Administrative	4.3	(0.1)	4.2
Depreciation and Amortization	1.0	—	1.0
Special Charges	0.2	—	0.2

Total Expenses	45.2	(0.4)	44.8

Operating Income (Loss)	$(0.4)	$0.4	$0.0

Operating Income (Loss) by Segment
Promotion, as reported	$(0.4)	$0.1	$(0.3)
Media, as reported	1.3	0.2	1.5
Placement, as reported	1.7	—	1.7
Corporate, as reported	(3.0)	0.1	(2.9)

Total Company	$(0.4)	$0.4	$(0.0)

151 W 26th Street    •    New York, New York 10001    •    212.244.4307    •    212.329.8444 [fax]    •    www.alloymarketing.com

ALLOY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 30, 2006	January 31, 2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$29,187	$39,631
Marketable securities	3,225	1,200
Accounts receivable, net of allowance for doubtful accounts of $1,686 and $1,690, respectively	39,312	42,483
Other current assets	11,884	7,851

Total current assets	83,608	91,165
Fixed assets	4,041	4,072
Goodwill	114,719	114,728
Intangible assets	11,836	7,006
Other assets	1,897	2,517

Total assets	$216,101	$219,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,709	$9,345
Amounts payable to dELiA*s	372	8,244
Deferred revenue	10,281	10,552
Accrued expenses and other current liabilities	16,515	15,972

Total current liabilities	37,877	44,113
Senior convertible debentures	69,300	69,300
Other long-term liabilities	888	891

Total liabilities	108,065	114,304

Stockholders’ equity:
Common stock; $.01 par value: authorized 200,000 shares; issued and outstanding, 12,548 and 11,874, respectively	126	119
Additional paid-in capital	372,132	364,228
Deferred compensation	(4,437)	(539)
Accumulated deficit	(255,620)	(254,459)

	112,201	109,349
Less treasury stock, at cost; 194 shares	(4,165)	(4,165)

Total stockholders’ equity	108,036	105,184

Total liabilities and stockholders’ equity	$216,101	$219,488

ALLOY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended April 30,
	2006	2005
	(Unaudited)
Revenue	$44,835	$43,224

Expenses:
Operating	39,772	38,217
General and administrative	4,306	3,737
Depreciation and amortization	1,019	1,758
Special charges	170	188

Total expenses	45,267	43,900

Operating loss	(432)	(676)

Interest expense	(1,060)	(1,061)
Interest income	381	108

Loss from continuing operations before income taxes	(1,111)	(1,629)

Income taxes	(50)	(49)

Loss from continuing operations	(1,161)	(1,678)

Net loss from discontinued operations	—	(14,219)

Net loss	(1,161)	(15,897)

Dividends on redeemable convertible preferred stock	—	(403)

Net loss attributable to common stockholders	$(1,161)	$(16,300)

Loss per basic and diluted share:
Continuing operations	$(0.10)	$(0.16)

Discontinued operations	—	$(1.32)

Attributable to common stockholders	$(0.10)	$(1.52)

Weighted average shares outstanding:
Basic and diluted	11,602	10,736

Alloy, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in Thousands)

	Three Months Ended April 30,
	2006	2005
	(Unaudited)
Net loss	$(1,161)	$(15,897)
Less net loss from discontinued operations	—	(14,219)

Net loss from continuing operations	(1,161)	(1,678)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization of fixed assets	534	783
Amortization of debt issuance costs	128	128
Amortization of intangible assets	485	975
Compensation charge for restricted stock and issuance of options	746	55
Changes in operating assets and liabilities:
Accounts receivable, net	2,980	(3,709)
Other assets	(4,234)	(2,950)
Accounts payable, accrued expenses, and other	295	2,326
Amounts payable to dELiA*s	(7,872)	—
Net cash (used in) operating activities attributable to discontinued operations	—	(4,728)

Net cash (used in) operating activities	(8,099)	(8,798)

Cash Flows From Investing Activities
Capital expenditures	(503)	(199)
Acquisition of companies	(247)	—
Purchases of marketable securities	(3,225)	—
Proceeds from the sales and maturity of marketable securities	1,200	2,327
Purchase of domain name / mailing list / marketing rights	(23)	(21)
Net cash (used in) investing activities attributable to discontinued operations	—	(1,139)

Net cash (used in) provided by investing activities	(2,798)	968

Cash Flows From Financing Activities
Issuance of common stock	453	103
Repurchase of common stock	—	(60)
Net cash (used in) financing activities attributable to discontinued operations	—	(10)

Net cash provided by financing activities	453	33

Net change in cash and cash equivalents	(10,444)	(7,797)
Cash and cash equivalents:
Beginning of period (includes cash from discontinued operations of $0 and $4,528, respectively)	39,631	25,137

End of period	$29,187	$17,340